UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 9, 2009

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 9, 2009, the Registrant entered into a Second Modification, Waiver and Acknowledgement Agreement (the “Agreement”) with 6 institutional investors (the “Investors”). The Registrant and the Investors had previously entered into a subscription agreement and other transaction documents dated at or about December 31, 2007 and a Modification, Waiver and Acknowledgement Agreement (collectively the “Transaction Documents”) relating to an aggregate purchase by the Investors of $1,950,000 of principal amount of secured promissory notes (the “Notes”) of the Registrant convertible into shares of the Registrant’s common stock, without par value per share. The Investors also received Class A and Class B warrants exercisable for shares of the Registrant’s common stock (the “Class A Warrants” and the “Class B Warrants,” respectively).

Under the terms of the Agreement, the Registrant and the Investors restructured the terms of the Transaction Documents as follows: (1) the Maturity Date of the Notes was extended from July 31, 2009 to January 1, 2010; (2) all accrued interest through June 30, 2009 was deferred until September 30, 2009; and (3) the Registrant undertook to use its best efforts to promptly file a proxy statement to reduce the Conversion Price of the Notes to $0.50 per share and to authorize the issuance of all shares of common stock underlying the Notes and Warrants.

Copies of the Transaction Documents were filed as exhibits to the Registrant’s Current Report on Form 8-K dated January 8, 2008 and September 24, 2008.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

10.1	Second Modification, Waiver and Acknowledgement Agreement dated July 9, 2009.

99.1	Press Release dated July 10, 2009 titled “Commonwealth Biotechnologies, Inc. Reaches Agreement on Extending Convertible Notes.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer

Dated: July 14, 2009

EXHIBIT INDEX

10.1	Second Modification, Waiver and Acknowledgement Agreement dated July 9, 2009.

99.1	Press Release dated July 10, 2009 titled “Commonwealth Biotechnologies, Inc. Reaches Agreement on Extending Convertible Notes.”

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